UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                          Form 10-QSB

(Mark One)
[  X  ]      Quarterly report under Section 13 or 15(d) of the  Securities
Exchange Act of 1934
     For the quarterly period ended MARCH 31, 2003

[     ]     Transition  report pursuant to Section  13  or  15(d)  of  the
Securities Exchange Act of 1934
     For the transition period from _______________  to  ______________


     Commission file number 0-25901

                       CONCEPT CAPITAL CORPORATION
 (Exact name of small business issuer as specified in charter)

              UTAH
                                                          87-0422564
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                         Identification No.)

 175 South Main Street, Suite 1210, Salt Lake City, Utah        84111
(Address of Principal Executive Offices)                     (Zip Code)

                        (801) 364-2538
                  (Issuer's Telephone Number)

                              Not Applicable
(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report)

Check  whether the issuer (1) filed all reports required to  be  filed  by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the
past 90 days.  Yes    X      No

Applicable only to issuers involved in bankruptcy proceedings during the preceding five years.

Check whether the registrant filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the
distribution  of  securities  under a plan  confirmed  by  a  court.   Yes
No

Applicable only to corporate issuers.

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date.
     As of May 9, 2003, the issuer had outstanding 4,425,000 shares of common stock, par value $0.001.

Transitional Small Business Disclosure Format
(Check one):

Yes        No   X
                   FORWARD LOOKING STATEMENTS

     This report contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements reflect the Company's views with respect to future events based upon information available to it at this time. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other factors include, but are not limited to: the ability of the Company to locate a business opportunity for acquisition or participation by the Company; the terms of the Company's acquisition of or participation in a business opportunity; and the operating and financial performance of any business opportunity following its acquisition or participation by the Company. The words "anticipates," "believes," "estimates," "expects," "plans," "projects," "targets" and similar expressions identify forward looking statements. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in assumptions, future events or otherwise.

     Part I--Financial Information

Item 1. Financial Statements

Concept Capital Corporation (the "Company" or the "Issuer"), files herewith its unaudited condensed balance sheets as of March 31, 2003 and December 31, 2002, the related unaudited condensed statements of operations for the three months ended March 31, 2003 and 2002, and for the period from inception on May 21, 1985 through March 31, 2003, and the related unaudited condensed statements of cash flows for the three months ended March 31, 2003 and 2002, and for the period from inception on May 21, 1985 through March 31, 2003. The accompanying financial statements do not include all information and notes to the financial statements necessary for a complete presentation of the financial position, results of operations and cash flows in conformity with generally accepted accounting principles. In the opinion of the Company's management, the accompanying financial statements reflect all adjustments, all of which are normal recurring adjustments, necessary to fairly present the financial condition of the Company for the interim periods presented. The financial statements included in this report on Form 10-QSB should be read in conjunction with the Company's audited financial statements and the notes thereto included in its annual report on Form 10-KSB for the year ended December 31, 2002. Operating results for the quarter ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003.



Item 2. Management's Discussion and Analysis or Plan of Operation

Plan of Operation

     During the next twelve months, and thereafter if required, the officers and directors of the Company will utilize their business contacts in an effort to locate a business opportunity for acquisition or participation by the Company. Such contacts may include investment bankers and other securities professionals, lawyers, accountants, industry consultants, members of management of public and private companies, business brokers, and personal acquaintances. When and if a potential business opportunity is located, the Company's officers and directors may incur travel expenses in connection with their review of such opportunity and, if they determine to proceed further, may also incur expenses for the engagement of professionals such as lawyers and accountants to assist in a "due diligence" review of the opportunity and the negotiation and preparation of the necessary legal documents. While the precise nature and amount of such expenses cannot be foreseen at this time, the Company anticipates that its current assets will be adequate to pay such expenses during the next twelve months. As of March 31, 2003, the Company had net assets in the form of cash and cash equivalents in the approximate amount of $247,000. The Company anticipates that the interest income it earns on such amount will be sufficient to pay a portion of the Company's limited operating expenses, including rent, filing fees, and routine legal and accounting fees, for the next twelve months, leaving the majority of the Company's assets available for expenses incurred in connection with the location, evaluation, and acquisition of a business opportunity.

     The Company cannot presently foresee the cash requirements of any business opportunity that may ultimately be acquired by the Company. However, since it is likely that any such business will be involved in active business operations, the Company anticipates that an acquisition will result in increased cash requirements as well as increases in the number of employees of the Company.

Item 3.  Controls and Procedures

     The  Company's  President, who acts as its  principal  executive  and financial officer (the "Certifying Officer"), is responsible for establishing and maintaining disclosure controls and procedures for the Company. The Certifying Officer has concluded (based on his evaluation of these controls and procedures as of a date within 90 days of the filing of this report) that the design and operation of the Company's disclosure controls and procedures (as defined in Rule 13a-14(c) under the Securities Exchange Act of 1934) are effective. No significant changes were made in the Company's internal controls or in other factors that could significantly affect those controls subsequent to the date of the evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

     Part II--Other Information

Item 1. Legal Proceedings
     The Issuer is not a party to any material pending legal proceedings and, to the best of its knowledge, its properties are not the subject of any such proceedings.

Item 2. Changes in Securities
     None

Item 3. Defaults Upon Senior Securities
     Not Applicable.

Item 4. Submission of Matters to a Vote of Security Holders
     None.

Item 5. Other Information
     None.


Item 6.   Exhibits and Reports on Form 8-K

     (a) Exhibits. The following documents are included as exhibits to this report:

 Exhibit   SEC Ref.
 No.       No.            Title of Document                      Location

 99.1      99     Certification Pursuant to Section 906       This Filing
                  of the Sarbanes-Oxley Act of 2002

     (b) Reports on Form 8-K. No reports on Form 8-K were filed during the quarter for which this report is filed.


                                SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   Concept Capital Corporation


Date:    May   9,  2003             By   /s/  T.   Kent   Rainey
                                       T. Kent Rainey, President
                                       (Principal Accounting and
                                        Financial Officer)


                              CERTIFICATIONS

  I, T. Kent Rainey, certify that:

  1. I have reviewed this quarterly Report on Form 10-QSB of Concept Capital Corporation;

  2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

  3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

  4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and have:

  (a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

  (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this quarterly report (the "Evaluation Date"); and

  (c) Presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

  5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

  (a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

  (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

  6. The registrant's other certifying officers and I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  May 9, 2003


                               By  /s/ T. Kent Rainey
                               T. Kent Rainey, President
                              (Principal Executive and Financial Officer)

Exhibit 99.1

                     CERTIFICATION OF PERIODIC REPORT
         PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


  I, T. Kent Rainey, President of Concept Capital Corporation (the "Company"), with duties and responsibilities equivalent to those of a chief executive officer and chief financial officer, certify, pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

  (1) the Quarterly Report on Form 10-QSB of the Company for the quarterly period ended March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78 o(d)); and

  (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 9, 2003


                                    /s/ T. Kent Rainey
                                   T. Kent Rainey
                                   President


     A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Concept Capital Corporation and will be retained by Concept Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

                 UNAUDITED CONDENSED FINANCIAL STATEMENTS

                              MARCH 31, 2003

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]




                                 CONTENTS

                                                                   PAGE


        -   Unaudited Condensed Balance Sheets,
            March 31, 2003 and December 31, 2002                    2


        -   Unaudited Condensed Statements of Operations,
            for the three months ended March 31, 2003
            and 2002 and for the period from inception on
            May 21, 1985 through March 31, 2003                     3

        -   Unaudited Condensed Statements of Cash Flows,
            for the three months ended March 31, 2003
            and 2002 and for the period from inception on
            May 21, 1985 through March 31, 2003                     4


        -   Notes to Unaudited Condensed Financial Statements     5 - 7

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

                    UNAUDITED CONDENSED BALANCE SHEETS


                                  ASSETS


                                          March 31,   December 31,
                                             2003         2002
                                         ___________  ___________
CURRENT ASSETS:
  Cash                                    $  247,488   $  249,240
  Prepaid expense                              1,615            -
                                         ___________  ___________
        Total Current Assets                 249,103      249,240
                                         ___________  ___________
                                          $  249,103   $  249,240
                                         ___________  ___________


                   LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
  Accounts payable                        $    2,440   $        -
                                          ___________  ___________
        Total Current Liabilities              2,440            -
                                         ___________  ___________

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   4,425,000 shares issued and
   outstanding                                 4,425        4,425
  Capital in excess of par value             250,830      250,830
  Deficit accumulated during the
    development stage                        (8,592)      (6,015)
                                         ___________  ___________
        Total Stockholders' Equity           246,663      249,240
                                         ___________  ___________
                                          $  249,103   $  249,240
                                         ___________  ___________







Note: The Balance Sheet of December 31, 2002 was taken from the audited financial statements at that date and condensed.

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

               UNAUDITED CONDENSED STATEMENTS OF OPERATIONS



                                          For the Three   From Inception
                                           Months Ended      on May 21,
                                            March 31,       1985 Through
                                       __________________    March 31,
                                         2003       2002        2003
                                      _________  _________  ___________
REVENUE                                $     -   $      -   $        -
                                      _________  _________  ___________
     Total Revenue                           -          -            -
                                      _________  _________  ___________

OPERATING EXPENSES:
 General and administrative              3,631      3,000      122,648
 Amortization                                -          -          500
                                      _________  _________  ___________
     Total Operating
       Expenses                          3,631      3,000      123,148
                                      _________  _________  ___________
OTHER INCOME (EXPENSE):
 Interest, dividends, and
   capital gain distributions            1,054        621      162,169
 Gain (loss) from sale or
   abandonment of available-
   for-sale securities                       -          -      (42,429)
                                      _________  _________  ___________
     Total Other Income
       (Expense)                         1,054        621      119,740
                                      _________  _________  ___________
INCOME (LOSS) BEFORE
  INCOME TAXES                          (2,577)    (2,379)      (3,408)

CURRENT TAX EXPENSE                          -          -        5,184

DEFERRED TAX EXPENSE                         -          -            -
                                      _________________________________
NET INCOME (LOSS)                      $(2,577)  $ (2,379)  $   (8,592)
                                      _________  _________  ___________
EARNINGS (LOSS) PER
  COMMON SHARE                         $  (.00)  $   (.00)  $     (.00)
                                      _________  _________  ___________










 The accompanying notes are an integral part of these unaudited condensed financial statements.

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

               UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS


                                         For the Three   From Inception
                                          Months Ended      on May 21,
                                           March 31,       1985 Through
                                      ____________________   March 31,
                                         2003      2002        2003
                                      _________  _________   _________
Cash Flows From Operating Activities:
 Net loss                             $  (2,577)  $ (2,379)  $  (8,592)
 Adjustments to reconcile net loss
  to net cash provided (used) by
  operating activities:
   Amortization expense                       -          -         500
   Net realized (gain) loss on
    disposition of securities                 -          -      42,429
   Non-cash expense                           -          -       7,500
   Changes in assets and liabilities:
    (Increase) decrease in
      prepaid expenses                   (1,615)    (1,867)     (1,615)
    Increase in accounts payable          2,440      1,260       2,440
                                      _________  _________   _________
        Net Cash Provided (Used)
         by Operating Activities         (1,752)    (2,986)     42,662
                                      _________  _________   _________

Cash Flows From Investing Activities:
 Payment of organization costs                -          -        (500)
 Proceeds from sale of securities             -          -     259,032
 Purchase of securities                       -          -    (301,461)
                                      _________  _________   _________
        Net Cash (Used) by
         Investing Activities                 -          -     (42,929)
                                      _________  _________   _________

Cash Flows From Financing Activities:
 Proceeds from common stock issuance          -          -     262,000
 Payments for stock offering costs            -          -     (14,245)
                                      _________  _________   _________
        Net Cash Provided by
         Financing Activities                 -          -     247,755
                                      _________  _________   _________

Net Increase (Decrease) in Cash          (1,752)    (2,986)    247,488

Cash at Beginning of Period             249,240    254,855           -
                                      _________  _________   _________

Cash at End of Period                 $ 247,488  $ 251,869   $ 247,488
                                      _________  _________   _________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period for:
    Interest                          $       -  $       -   $       -
    Income taxes                      $       -  $       -   $   6,309

Supplemental Schedule of Noncash Investing and Financing Activities:

  For the period ended March 31, 2003:
     None

  For the period ended March 31, 2002:
     None

 The accompanying notes are an integral part of these unaudited condensed financial statements.

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization - Concept Capital Corporation ("the Company") was organized under the laws of the State of Utah on May 21, 1985. The Company is seeking potential business opportunities for acquisition or participation. The Company has not yet generated significant revenues from its planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

  Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2003 and 2002 and for the periods then ended have been made.

  Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2002 audited financial statements. The results of operations for the periods ended March 31, 2003 and 2002 are not necessarily indicative of the operating results for the full year.

  Cash and Cash Equivalents - The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  Concentration of Credit Risk - As of March 31, 2003 and December 31, 2002, the Company had cash balances in excess of federally insured amounts of approximately $147,488 and $149,240, respectively.

  Loss Per Share - The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" [See Note 5].

  Accounting  Estimates  -  The  preparation  of  financial  statements   in
  conformity  with generally accepted accounting principles  in  the  United
  States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [Continued]

  Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Other Intangible Assets", SFAS No. 143, "Accounting for Asset Retirement Obligations", SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections", SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", SFAS No. 147, "Acquisitions of Certain Financial Institutions - an Amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", and SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure - an Amendment of FASB Statement No. 123", were recently issued. SFAS No. 141, 142, 143, 144, 145, 146, 147 and 148 have no current applicability to the Company or their effect on the financial statements would not have been significant.

NOTE 2 - COMMON STOCK

  During May 2000, the Company issued 50,000 shares of common stock for legal services rendered valued at $7,500 (or $0.15 per share).

  During March 1999, the Company issued 2,625,000 shares of common stock for cash proceeds of $105,000 (or $.04 per share) to an individual and six other investors. Stock offering costs of $1,000 were netted against additional paid in capital. The issuance of common stock resulted in a change of control of the Company.

  During July 1986, the Company completed a public offering of 1,450,000 shares of common stock for gross proceeds of $145,000 (or $.10 per share). Offering costs of $13,245 were offset against the proceeds of the offering.

  During May 1985, in connection with its organization, the Company issued 300,000 shares of common stock to its original officers and directors and their associates for total proceeds of $12,000 (or $.04 per share).

NOTE 3 - INCOME TAXES

  The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At March 31, 2003, the Company has available operating loss carryforwards of approximately $10,900, which may be applied against future taxable income and which expire in various years through 2023.

                        CONCEPT CAPITAL CORPORATION
                       [A Development Stage Company]

             NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 3 - INCOME TAXES [Continued]

  The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $1,600 and $1,200 as of March 31, 2003 and December 31, 2002, respectively, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $400 during the three months ended March 31, 2003.

NOTE 4 - RELATED PARTY TRANSACTIONS

  Management Compensation - The Company did not pay compensation to its officers and directors during the three months ended March 31, 2003 and 2002.

  Rent - The Company shares office space with entities related to an officer/shareholder of the Company. The Company pays a portion of the monthly rent for its share of the office space. The Company paid $538 and $622 for the three months ended March 31, 2003 and 2002, respectively, for its share of the office space.

NOTE 5 - LOSS PER SHARE

  The following data show the amounts used in computing loss per share for the periods presented:

                                         For the Three      From Inception
                                          Months Ended        on May 21,
                                           March 31,         1985 Through
                                      _____________________    March 31,
                                         2003       2002         2003
                                      _________   _________    _________
  Loss from continuing operations
  available to common
  shareholders (numerator)            $ (2,577)   $ (2,379)    $ (8,592)
                                      _________   _________    _________
  Weighted average number of
  common shares outstanding
  used in earnings (loss) per share
  during the period (denominator)     4,425,000   4,425,000    2,262,786
                                      _________   _________    _________

  Dilutive loss per share was not presented, as the Company had no common equivalent shares for all periods presented that would affect the computation of diluted loss per share.